UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2024

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
350 Mission Street, 10th Floor
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.000001 per share	YELP	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director
On March 22, 2024, George Hu notified the board of directors (the “Board”) of Yelp Inc. (the “Company”) of his decision to resign from the Board and the Compensation Committee of the Board, effective March 29, 2024. Mr. Hu indicated that his decision to resign was not a result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.
Appointment of Director
On March 27, 2024, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Dan Jedda as a director, effective March 29, 2024, to fill the vacancy on the Board created by Mr. Hu’s resignation. Mr. Jedda will serve as an independent director until the Company’s 2024 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. The Board expects to appoint Mr. Jedda to one or more of its committees, with such committee assignment(s) to be determined at a later date.
In connection with his appointment, Mr. Jedda will be entitled to receive the Company’s standard compensation for non-employee directors, as described in Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, including restricted stock units covering shares of the Company’s common stock valued at $325,000.
The Company also intends to enter into a standard form of indemnification agreement (the “Indemnification Agreement”) with Mr. Jedda in connection with his appointment to the Board. The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Jedda under the circumstances and to the extent provided for therein, for certain expenses he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Amended and Restated Bylaws. The foregoing is only a brief description of the Indemnification Agreement, does not purport to be complete and is qualified in its entirety by the Company’s standard form of indemnification agreement, previously filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (No. 333-178030), as amended, on February 3, 2012.
There are no arrangements or understandings between Mr. Jedda and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Jedda and any other director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 28, 2024	YELP INC.
		By:	/s/ David Schwarzbach
David Schwarzbach
Chief Financial Officer